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                                                                    Exhibit 23.2




               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 250,000 shares of common stock for the Applied Microsystems Corporation 1992 Performance Stock Plan of our report dated February 6, 1996, with respect to the consolidated financial statements and schedule of Applied Microsystems Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


Seattle, Washington
October 21, 1996